UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2013

ARTHROCARE CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34607	94-3180312
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7000 West William Cannon, Building One

Austin, TX  78735

(Address of principal executive offices, including zip code)

(512) 391-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events.

On July 22, 2013, ArthroCare Costa Rica S.R.L. (“ACR”), a subsidiary of ArthroCare Corporation (the “Company”), entered into agreements with Zona Franca Coyol, S.A. (“CFZ”) under which ACR will acquire property in Alajuela, Costa Rica from CFZ and CFZ will design and construct a new manufacturing facility for the Company on the newly acquired property.

Under the agreements, ACR will purchase the property for $4.9 million. CFZ will build the new facility under a fixed-priced building contract valued at approximately $19.9 million. ACR also expects to enter into a separate contract for design, architecture & engineering and construction management services.

Under a separate Purchase-Sale Agreement, the property will be divided into four parcels, one of which will be used for the construction of the manufacturing facility. ACR will give CFZ an irrevocable and exclusive right to purchase the remaining three parcels.  ACR has the right to retain one or more of the other three parcels for approximately $3.2 million (or a corresponding lesser amount if not exercised with respect to all three parcels).

The foregoing summary is not intended to be a complete description of all terms and conditions of the agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTHROCARE CORPORATION

Date: July 22, 2013

	By:	/s/ David Fitzgerald
David Fitzgerald
President and Chief Executive Officer